Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Amendment No. 1 to Registration Statement of Magellan Gold Corporation, on Form S-1 of our report dated July 1, 2011.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Malone Bailey, LLP

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

July 1, 2011